TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP





                                  March 5, 2001
                                     Page 2


                                    0677769
                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000


                                  March 5, 2001



Mirant Corporation
1155 Perimeter Center West
Atlanta, Georgia 30338- 4780

RE: Mirant Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Mirant Corporation, a Delaware corporation ("Mirant," or the "Company"), in connection with the filing of the Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to 800,000 shares of Common Stock, par value $0.01 per share, of Mirant which may be issued pursuant to the Southern Energy Resources Employee Savings Plan (the "Employee Savings Plan") and up to 500,000 shares of Common Stock, par value $0.01 per share, of Mirant which may be issued pursuant to the Southern Energy Resources Bargaining Unit Employee Savings Plan (the "Bargaining Unit Employee Savings Plan" and, together with the Employee Savings Plan, the "Plans"), as well as an indeterminable amount of interests in the Plans (the "Interests"). For the purpose of this opinion, the term "Shares" shall include shares of Common Stock, par value $0.01 per share of Mirant which may be issued pursuant to both the Employee Savings Plan and the Bargaining Unit Employee Savings Plan. This opinion is being provided at your request for use in the Registration Statement

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of all documents submitted as copies. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives

         Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued by you and paid for in the manner contemplated by (i) the Employee Savings Plan or the Bargaining Unit Employee Savings Plan, as the case may be, as such Plans are currently in effect, and (ii) the Registration Statement (including the declaration and maintenance of the effectiveness of the Registration Statement and the obtaining and maintenance of all requisite regulatory and other approvals), the Shares will be validly issued, fully paid and nonassessable.

         We  are,  in  this  opinion,  opining  only  on  the  Delaware  General
Corporation Law. We are not opining on "blue sky" or other state securities laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and in any supplements thereto or amendments thereof. We also hereby consent to any reference to our firm in the Registration Statement or documents incorporated by reference in the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,


                                /s/ Troutman Sanders LLP